Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

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(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)Form, schedule or registration statement no.:

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Proposal to change the status of Vanguard Financials and Health Care Index Funds

If you own shares of the Financials and Health Care Index Funds on August 26, 2025, you can vote to change the funds’ status from diversified to non-diversified.

Shareholders have a right to vote on certain matters concerning the funds they own. To help inform your vote on this proposal, you can:

•Read the attached document which explains why we are proposing this change and provides voting instructions.

•Attend a virtual Joint Special Meeting of Shareholders on November 4, 2025, at 11:00 a.m., Eastern time.

Call Broadridge toll-free at 1-855-202-9440 for all proxy information.

For more information about Vanguard funds and ETFs, visit advisors.vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Vanguard ETF Shares are not redeemable with the issuing Fund other than in very large aggregations worth millions of dollars. Instead, investors must buy and sell Vanguard ETF Shares in the secondary market and hold those shares in a brokerage account. In doing so, the investor may incur brokerage commissions and may pay more than net asset value when buying and receive less than net asset value when selling.

All investing is subject to risk, including the possible loss of the money you invest.

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“Funds’ proxy resource” link leads to “Answers to questions about the Vanguard funds’ proxy”

Answers to questions about the Vanguard funds’ proxy

Contents

1General proxy questions

3Proposal to change Financials and Health Care Index Funds to Non-Diversified Status

General proxy questions

What is a proxy?

A proxy is the legal authority or means to permit shareholders’ votes to be registered without their presence at a shareholder meeting. Shareholders may vote their proxy online, by phone, by mail or by attending the virtual meeting. The Vanguard funds’ shareholders have the right to vote on certain matters concerning the fund or funds they own.

How often do the Vanguard funds hold shareholder meetings?

The Vanguard funds hold shareholder meetings periodically when certain matters arise that require shareholder approval.

Which Vanguard funds are involved in the proxy?

The proxy involves both the ETF and mutual fund share classes of Vanguard Health Care Index Fund (ETF shares: VHT, CUSIP 92204A504; Admiral shares: VHCIX, CUSIP 92204A827) and Vanguard Financials Index Fund (ETF shares: VFH, CUSIP 92204A405; Admiral shares: VFAIX, CUSIP 92204A835).

Who can vote?

Any person who owns shares of the Health Care Index Fund and the Financials Index Fund as of the record date of August 26, 2025.

When does voting take place?

Voting will begin after the record date of August 26, 2025, with solicitation materials provided to investors shortly thereafter, and we intend to hold a shareholder meeting to conclude the voting period on November 4, 2025.

Why is my vote important?

As a shareholder, it is your right to vote on certain matters concerning your funds. If many shareholders choose not to vote, the funds might not receive enough votes to reach quorum. If quorum cannot be reached, the meeting will be adjourned and the funds will have to send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the funds and thus for you as a fund shareholder.

How do I vote?

You can vote your shares using one of the following methods:

•Online, by visiting the website provided on your proxy card or email notification.

•By phone, by calling the toll-free phone number on your proxy card or on the website provided in the proxy materials.

•By mail, by signing and dating your proxy card.

•By attending the virtual meeting, which is to be held on Tuesday, November 4, 2025, at 11:00a.m., Eastern Time.

What if I want to change my vote?

Your last vote is the one that counts. Therefore, you can revoke a prior proxy simply by voting again— online, by signing and returning your proxy card, or by phone.

What is a proxy card?

A proxy card is a ballot used to vote by mail.

What is a voting instruction card?

A voting instruction card is another kind of ballot used to vote by mail. Voting instruction cards are provided to fund shareholders who invest through certain financial intermediaries. In these cases, shareholders are instructing their financial intermediaries how they want their shares voted. The financial intermediaries then place the votes pursuant to the shareholders’ instructions.

How do I sign the proxy card, voting instruction card, or voting instruction form if I am voting by mail?

You must sign your name exactly as it appears on the enclosed proxy card. Unless your account preferences provide alternative instructions, either owner of a joint account may sign the card or proxy voting form, but the signature must match the name exactly as it appears on the card or form.

How many votes are needed to reach quorum for the meeting to be held?

Quorum must be achieved for the Meeting to occur. Each fund must achieve quorum by having shares representing more than thirty-three and one-third percent (33 1/3%) of the total combined net asset value of a trust’s shares on the record date represented at the meeting, either by virtual attendance or proxy. Virtual attendance is considered in person attendance. All returned proxies count toward quorum, regardless of how they are voted (“For,” “Against,” or “Abstain”).

How do I access and participate in the virtual meeting?

The meeting will be held in a virtual format only. You will not be able to attend the meeting in person. You can attend the meeting at www. viewproxy.com/vanguard/broadridgevsm/. You will be required to enter your name, your email address, and the voting control number found on the enclosed proxy card or email notification you received. If you have lost or misplaced your voting control number, please call Broadridge at 1-855- 202-9440 to verify your identity and obtain your voting control number. Requests for registration must be received no later than 5:00 p.m. Eastern Time, on Monday, November 3, 2025. Once your registration is approved, you will receive an email confirming your registration with an event link in order to access the meeting. You may vote during the meeting at www.proxyvote.com. You will need your control number to vote.

The meeting will begin promptly at 11:00 a.m., Eastern Time, on Tuesday, November 4, 2025. You are asked to access the meeting prior to the start time to leave ample time for check-in. If your shares are held through an intermediary, such as a brokerage account, bank, or other holder of record, you will need to request a legal proxy from the intermediary (“Legal Proxy”) to receive access to the meeting, which serves as proof of your proxy power and reflects your holdings. The intermediary will then provide the shareholder with a control number. We note that obtaining a legal proxy may take several days. Requests for registration should be received no later than 5:00 p.m., Easten Time, on Monday, November 3, 2025. Once shareholders have obtained a new control number, they must visit www.viewproxy.com/ vanguard/broadridgevsm/ and submit their name and newly issued control number in order to register to participate in and vote at the meeting.

2

Proposal to change Financials and Health Care Index Funds to Non-Diversified Status

What is the difference between a diversified and non-diversified fund?

Under the 1940 Act, a mutual fund is designated either as diversified or non-diversified depending on its ownership of, and concentration in, securities. A diversified fund must adhere to the 1940 Act diversification requirements.

A diversified fund must have:

•At least 75% of each Fund’s total assets must be represented by (i) cash and cash items (including receivables), (ii) government securities, (iii) securities of other funds, and (iv) securities of other issuers, provided that the investment represented by securities of an issuer does not exceed 5% of the total assets or 10% of the voting stock of the issuer.

•The total value of securities from issuers that each represent more than 5% of the fund’s total assets must not exceed 25% of the fund’s total assets.

A non-diversified fund is a fund that is not required to meet the 1940 Act diversification requirements described above. Generally, a fund that is non-diversified may invest a greater percentage of its assets in a small group of issuers or in any one issuer than a diversified fund. A non-diversified fund presents a heightened degree of investment risk due to its ability to make more concentrated investments.

Why is Vanguard seeking to change the diversification status of these funds?

Converting to non-diversified status will allow the funds to continue tracking their respective benchmark indexes, which have become increasingly concentrated in a smaller number of issuers, without being constrained by diversification requirements. Vanguard and the Board of Trustees of the funds have determined that the proposed change is in the best interests of the funds and their shareholders, as it will provide the funds’ portfolio managers with increased investment flexibility and the potential for better investment performance.

What are the benefits to investors?

Removing diversification constraints would allow each fund to more efficiently and effectively manage each fund in pursuing its investment objective to track its respective index and potentially result in better investment performance. Each fund’s current diversification limits are constraining the fund’s ability to invest in index constituents directly in the same proportion as their weighting in its respective benchmark index, which have become increasingly concentrated in a small number of issuers. This has resulted in the funds using indirect means, such as derivative instruments, to gain exposure to index constituents in order to track their respective benchmark index. If the proposals are approved, the funds would be able to invest directly in benchmark index constituents without these constraints.

What risks are associated with non- diversified status?

A non-diversified fund presents a heightened degree of investment risk due to its ability to make more concentrated investments. With this change, each fund’s risk profile may increase because a non-diversified fund may invest a greater percentage of its assets in a particular issuer or group of issuers or may own larger positions of an issuer’s voting stock than a diversified fund.

To the extent that the fund invests more in a single issuer or group of issuers, poor performance by the issuers could adversely affect fund performance more than if the fund were invested in a larger number of issuers. Vanguard will provide shareholders with clear disclosure of the heightened investment risk in the Proxy Statement and in future prospectus risk disclosures.

Why is a shareholder vote required?

As a shareholder, it is your right to vote on certain matters concerning your funds. The funds’ diversification policies are considered fundamental and therefore cannot be changed without a shareholder vote.

3

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Legal notices

For more information about Vanguard funds and ETFs, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Vanguard ETF Shares are not redeemable with the issuing Fund other than in very large aggregations worth millions of dollars. Instead, investors must buy and sell Vanguard ETF Shares in the secondary market and hold those shares in a brokerage account. In doing so, the investor may incur brokerage commissions and may pay more than net asset value when buying and receive less than net asset value when selling.

All investing is subject to risk, including the possible loss of the money you invest.

CGS identifiers have been provided by CUSIP Global Services, managed on behalf of the American Bankers Association by Standard & Poor’s Financial Services, LLC, and are not for use or dissemination in a manner that would serve as a substitute for any CUSIP service. The CUSIP Database, © 2025 American Bankers Association. “CUSIP” is a registered trademark of the American Bankers Association.

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